EXHIBIT 99.1
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[GRAPHIC OMITTED]
MOVADO GROUP INC.



CONTACT:  Investor Relations
          Suzanne Rosenberg
          Vice President, Corporate Communications
          201-267-8000

          Financial Dynamics
          Leigh Parrish/Melissa Merrill
          212-850-5600

FOR IMMEDIATE RELEASE
-------------------------------------------------------------------------------

               MOVADO GROUP, INC. ANNOUNCES FIRST QUARTER RESULTS

     PARAMUS, NJ - MAY 31, 2007 -- MOVADO GROUP, INC. (NYSE: MOV), today announced first quarter results for the period ended April 30, 2007.

FIRST QUARTER FISCAL 2008
-------------------------
o Net sales increased 3.7% to $101.4 million compared to $97.7 million last year. Net sales for the quarter included $2.7 million of excess discontinued product.
o Comparable store sales at the Company's Movado boutiques decreased 1.5% versus a 4.5% increase in the year-ago period.
o Gross profit was $61.7 million, or 60.8% of sales, compared to $59.6 million, or 61.0% of sales last year. Excluding excess discontinued product sales, adjusted gross profit was $62.0 million, or 62.9% of sales, an improvement of 190 basis points over the year-ago period.
o Operating profit was $2.8 million compared to $3.4 million in the year-ago period.
o Net interest income was $0.4 million versus net interest expense of $0.1 million last year.
o Income tax expense of $0.6 million reflects a 20.6% tax rate in the first quarter compared to income tax expense of $0.6 million, or a 17.9% tax rate, recorded last year. The Company adopted FASB Interpretation No.
     (FIN) 48, "Accounting for Uncertainty in Income Taxes" effective as of February 1, 2007, which resulted in an increase to income tax expense in the first quarter of $0.2 million.
o Net income and earnings per diluted share were $2.4 million and $0.09, respectively, versus net income of $2.9 million and earnings per diluted share of $0.11 in the year-ago period. Average diluted shares outstanding increased 3.0% from the prior year period.

     Efraim Grinberg, President and Chief Executive Officer, stated, "We are very pleased with the strength of our first quarter performance. As anticipated, sales growth slowed in the quarter reflecting a shift in the U.S. retail calendar, which resulted in timing differences in purchases by certain of our customers. We continue to support all of our brands with strong new product introductions and compelling advertising campaigns. Across our portfolio, we received an excellent response from our retail partners to the powerful array of new products debuted at the Basel Watch Fair in April."

     Rick Cote, Executive Vice President and Chief Operating Officer, stated, "Strong operating disciplines across our organization led to continued improvement in gross margin, a key driver toward achieving our goal of expanding operating margin into the mid-teens. Additionally, in the quarter we converted additional discontinued product into cash, thereby improving our inventory mix."

     Movado Group projects fiscal 2008 diluted earnings per share of approximately $1.72 based on an estimated 25% tax rate. This compares to fiscal 2007 adjusted diluted earnings per share of $1.54. Fiscal 2007 adjusted diluted earnings per share exclude the impact of the tax benefit resulting from the further utilization of the NOL acquired with Ebel in fiscal 2005 and previously disclosed one-time items related to accounts receivable, foreign currency and sale of a non-operating asset. On a GAAP basis, fiscal 2007 earnings per share were $1.87 with a 5.4% tax rate. Fiscal 2008 net sales remain projected to range between $550 million and $560 million.

     The Company's management will host a conference call today, May 31, 2007 at 10:00 a.m. Eastern Time to discuss its first quarter financial results. A live broadcast of the call will be available on the Company's website: www.movadogroup.com. This call will be archived online within one hour of the completion of the conference call.

Movado Group, Inc. designs, manufactures, and distributes Movado, Ebel, Concord, ESQ, Coach, Tommy Hilfiger, HUGO BOSS, Juicy Couture and LACOSTE watches worldwide, and operates Movado boutiques and company stores in the United States.

IN THIS RELEASE, THE COMPANY PRESENTS CERTAIN ADJUSTED FINANCIAL MEASURES THAT ARE NOT CALCULATED ACCORDING TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES ("GAAP"). THESE NON-GAAP FINANCIAL MEASURES ARE DESIGNED TO COMPLEMENT THE GAAP FINANCIAL INFORMATION PRESENTED IN THIS RELEASE BECAUSE MANAGEMENT BELIEVES THEY PRESENT INFORMATION REGARDING THE COMPANY THAT MANAGEMENT BELIEVES IS USEFUL TO INVESTORS. THE NON-GAAP FINANCIAL MEASURES PRESENTED SHOULD NOT BE CONSIDERED IN ISOLATION FROM OR AS A SUBSTITUTE FOR THE COMPARABLE GAAP FINANCIAL MEASURE.

THE COMPANY IS PRESENTING NET SALES EXCLUDING EXCESS DISCONTINUED PRODUCT SALES (AND GROSS PROFIT EXCLUDING SUCH SALES) BECAUSE THE COMPANY BELIEVES THAT IT IS USEFUL TO INVESTORS TO ELIMINATE THE EFFECT OF THESE UNUSUAL SALES IN ORDER TO IMPROVE THE COMPARABILITY OF THE COMPANY'S RESULTS FOR THE PERIODS PRESENTED.

FOR A RECONCILIATION OF 2007 ADJUSTED DILUTED EARNINGS PER SHARE TO 2007 EARNINGS PER SHARE ON A GAAP BASIS, PLEASE SEE THE COMPANY'S PRESS RELEASE, DATED MARCH 29, 2007.


THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE COMPANY HAS TRIED, WHENEVER POSSIBLE, TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS USING WORDS SUCH AS "EXPECTS," "ANTICIPATES," "BELIEVES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "SEEKS," "ESTIMATES," "MAY," "WILL," "SHOULD" AND SIMILAR EXPRESSIONS. SIMILARLY, STATEMENTS IN THIS PRESS RELEASE THAT DESCRIBE THE COMPANY'S BUSINESS STRATEGY, OUTLOOK, OBJECTIVES, PLANS, INTENTIONS OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. ACCORDINGLY, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS AND LEVELS OF FUTURE DIVIDENDS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THESE STATEMENTS. THESE RISKS AND UNCERTAINTIES MAY INCLUDE, BUT ARE NOT LIMITED TO: THE COMPANY'S ABILITY TO SUCCESSFULLY INTRODUCE AND SELL NEW PRODUCTS, THE COMPANY'S ABILITY TO SUCCESSFULLY INTEGRATE THE OPERATIONS OF NEWLY ACQUIRED AND/OR LICENSED BRANDS WITHOUT DISRUPTION TO ITS OTHER BUSINESS ACTIVITIES, CHANGES IN CONSUMER DEMAND FOR THE COMPANY'S PRODUCTS, RISKS RELATING TO THE FASHION AND RETAIL INDUSTRY, IMPORT RESTRICTIONS, COMPETITION, SEASONALITY, COMMODITY PRICE AND EXCHANGE RATE
FLUCTUATIONS, CHANGES IN LOCAL OR GLOBAL ECONOMIC CONDITIONS, AND THE OTHER FACTORS DISCUSSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE STATEMENTS REFLECT THE COMPANY'S CURRENT BELIEFS AND ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO IT. BE ADVISED THAT DEVELOPMENTS SUBSEQUENT TO THIS PRESS RELEASE ARE LIKELY TO CAUSE THESE STATEMENTS TO BECOME OUTDATED WITH THE PASSAGE OF TIME.

                               (Tables to follow)

                               MOVADO GROUP, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                       THREE MONTHS ENDED
                                                           APRIL 30,
                                                -------------------------------
                                                    2007                2006
                                                ------------         ----------
Net sales                                       $   101,363          $   97,744

Cost of sales                                        39,711              38,154
                                                 ----------           ---------

Gross profit                                         61,652              59,590

Selling, general and
  administrative expenses                            58,880              56,156
                                                 ----------           ---------

Operating profit                                      2,772               3,434

Interest expense                                       (879)               (943)
Interest income                                       1,247                 891
                                                 ----------           ---------

Income before income taxes
   and minority interest                              3,140               3,382

Income tax                                              647                 606
Minority interest                                        93                 (79)
                                                 ----------           ---------

Net income                                      $     2,400          $    2,855
                                                 ==========           =========

Net income
   per diluted share                            $      0.09          $     0.11
Shares used in
   per share computation                             27,175              26,395

                               MOVADO GROUP, INC.
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                              APRIL 30,   JANUARY 31,  APRIL 30,
                                                2007         2007        2006
                                            ------------  -----------  ---------
ASSETS
------

   Cash                                       $101,769     $133,011    $ 82,560
   Trade receivables,net                       105,753      111,417     116,523
   Inventories                                 212,106      193,342     213,763
   Other current assets                         39,510       35,109      34,199
                                               -------      -------     -------
      Total current assets                     459,138      472,879     447,045

   Property, plant and equipment, net           58,297       56,823      51,003
   Other non-current assets                     63,597       47,916      39,774
                                               -------      -------     -------
      Total assets                            $581,032     $577,618    $537,822
                                               =======      =======     =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

   Current portion of long-term debt          $  5,000     $  5,000    $  5,000
   Accounts payable                             26,304       32,901      26,949
   Accrued liabilities                          39,946       45,610      42,231
   Deferred and current taxes payable            2,039        5,946       1,158
                                               -------      -------     -------
      Total current liabilities                 73,289       89,457      75,338

   Long-term debt                               71,454       75,196      97,323
   Deferred and non-current income taxes        33,086       11,054      13,181
   Other liabilities                            24,130       23,087      20,244
   Minority interest                               536          443         231
   Shareholders' equity                        378,537      378,381     331,505
                                               -------      -------     -------
      Total liabilities and equity            $581,032     $577,618    $537,822
                                               =======      =======     =======


Impact of adoption of FIN 48

As a result of the adoption of FIN 48, we recorded a reduction to our February 1, 2007 retained earnings in the amount of $7.7 million representing the cumulative effect of the adoption.